ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2016 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2017

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Schedule I

Citigroup Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2006-C4	Master Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2006-C5	Master Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2007-CD4	Master Servicer
DB Americold whole loan
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2007-C6	Master Servicer
CGM Americold Portfolio
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2008-C7	Master Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2011-C1	Primary Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC15	Special Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC17
Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC19	Special Servicer
Depositor - General Counsel	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC21
Special Servicer of the Newcaster Senior Housing loan under the CGCMT 2014-GC19 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC23	Master Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC25	Special Servicer
Master Servicer of the Stamford Place loan under the GSM 2014-GC24 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2014-BXCH	Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC27	Special Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC29	Master and Special Servicer
Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.
Special Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE22 PSA from 03/26/15 to 05/20/15.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT	Master and Special Servicer
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC31
Master & Special Servicer of the Dallas Market Center loan under the GSM 2015-GC30 PSA. Master & Special Servicer of the Selig Office Portfolio under the CGCMT 2015-GC29 PSA
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-P1
Master Servicer of the Ascentia MHC & Kaiser Center Portfolios under the GSM 2015-GC32 PSA. Master& Special Servicer of the US StorageMart Portfolio under the CGCMT 2015-SMRT PSA
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC35	Master Servicer
Master Servicer of the Westin Boston Waterfront and South Plains Mall loans under the GSMST 2015-GS1 PSA. Special Servicer of 750 Lexington Avenue loan under the GSMST 2015-GC34 PSA
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-GC36

Master Servicer of Glenbrook Square, Westin Boston Waterfront, South Plains Mall and GSA Portfolio serviced under the GSM 2015-GS1 PSA.

Special Servicer of the Heinz 57 Center loan serviced under the JPM 2015-JP1 PSA

Special Servicer of the Double Tree Hotel Universal serviced under the GSM 2015-GC34 PSA.

Schedule I

Citigroup Commercial Mortgage Securities Inc.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P3
Special Servicer of the One Court Square loan under the WFCMT 2015-NXS3 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-GC37	Special Servicer
Special Servicer of the 600 Broadway loan under the DBJPM 2016-C1 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C1
Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P4
Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C2	Master Servicer
Master and Special Servicer of the Staybridge Suites Time Square loan under the DBJPM 2016-C3 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P5	Master Servicer
Master Servicer of the Crocker Park Phase One & Two loan under the CGCMT 2016-C2 PSA.
Master Servicer of the National Business Park and Hillside Industrial loans under the JPM 2016-JP3 PSA
Master Servicer of the 132 West 27th St loan under the MS 2016-UBS11 PSA.
Depositor	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C3	Master Servicer
Master Servicer of the College Boulevard Portfolio loan under the CGCMT 2016-P5 PSA.